哈尔滨中强能源科技有限公司
   HARBIN ZHONGQIANG POWER-TECH CO., LTD.

http://www.zqpt.com           Tel: (0451)53118471               Fax: (0451)53116419

Acquisition Agreement
This acquisition agreement (this “Agreement”) is made and entered into at Shenzhen city by and among Harbin Zhongqiang Power-tech Co., Ltd. (hereinafter referred to as the “Party A”), and Shenzhen Zhongqiang New Energy Science & Technology Co., Ltd (hereinafter referred to as the “Party B”).

NOW, THEREFORE, regarding to acquisition of Shenzhen Zhongqiang New Energy Science & Technology Co., Ltd, Party A and Party B agree as follows after equal negotiation:

Definitions of acquisitions and the purchase price
1.
Acquisitions: Party A shall take the overall implementation of the acquisition, and shall acquire all assets of Party B and provide funds for the payment of all of the liabilities of Party B that exist on the date of this agreement or on the closing date.

2.	Purchase Price: The purchase price (“Purchase Price”) for the acquisition is one hundred thirty-five million RMB, amount to Twenty million USD Dollar.

Payment of the purchase price:
1.
Party Bs mutually agree that Party A shall make the payment of 50% of the purchase price sixty seven and half million RMB (￥67,500,000) to the bank account as set forth within 3 working days after the effectiveness of this agreement. In addition, Party B shall notify Party A remittances account separately.  Party B shall immediately use this entire amount of ￥67,500,000 to pay its liabilities.  After the transfer of assets and the overall work is completed, Party A shall make the purchase price within 30 working days to pay the other 50% of the purchase price, that is sixty seven and half million RMB (￥67,500,000).

2.
The purchase price paid in the second batch at the same time, Party A will deduct the original purchase Party B's acquisition of the deposit which is ten million RMB.  The second payment shall be made by Party A providing funds to be used to pay liabilities of Party B in the amount of twenty-three million seven hundred fifty thousand RMB (￥23,750,000) and paying thirty-three million seven hundred fifty thousand RMB  (￥33,750,000) to the bank account of Party B.

The determination of the date of acquisition:
Both Parties (Party A, Party B) agreed 1 January 2011 as the closing date of acquisition.

The transfer of work:

哈尔滨中强能源科技有限公司
HARBIN ZHONGQIANG POWER-TECH CO., LTD.

http://www.zqpt.com           Tel: (0451)53118471               Fax: (0451)53116419

1.
Both parties shall start the transfer of such work for assets, personnel, operating procedures on January 1, 2011 after the effectiveness of this agreement and the first payment was received by Party B.

2.	Party B should be prepared in advance of all documents and relevant information delivered to Party A.
3.
The transfer should be in Shenzhen City, Shenzhen Zhongqiang New Energy Science &Technology Co., Ltd, at the time of handover check the list provided by Party B, in duplicate, both parties signed on the spot confirmed the transfer list without objection by the authorized representatives of each party.

4.	After the transfer completed on behalf of both parties signed in the "transfer list”, both parties agrees the transfer completion time.
5.
The risk of end of the transfer is undertaken by Party A, Party A is responsible for the transfer of assets, custody of documents, after which the loss occurs, damage, impairment shall be borne by party A.

Liability for breach of agreement： 违约责任；违约责任：
1.
Both parties shall strictly abide by this agreement, not breach of this agreement, breach of the defaulting party shall pay innocent party the subject matter in 20% of total purchase price for liquidated damages and shall pay observant party the economic loss.

2.
After this agreement takes effect five days, Party A has not paid in full purchase price, and Party B has the right to unilaterally terminate this agreement without the acquisition of pre-refunded deposit from Party A. (ten million RMB)

3.
After Party A to pay the first payment, the remaining payment not paid on 30 days delay, Party A shall to pay 3 ‰ of the remaining payment for liquidated damages to Party B in each overdue day. If Party A not paid in two months, Party B may terminate or cancel this agreement, Party B has the right to deduct from the amount paid for liquidated damages.

Disputes
1.
In the event of any dispute to this agreement, any questions regarding the breach, termination or invalidity hereof (a “Dispute”), the Parties shall attempt in the first instance to resolve such Dispute through friendly consultations. If the Dispute has not been resolved, any party may submit the Dispute to people’s court in acquisition place.

Modification and cancellation
Both parties have no right to unilaterally terminate or change this agreement.

Both parties may compromise settlement outstanding issues, a written document signed separate for negotiation and as the annex to this agreement.

This agreement shall take effect when it is executed by the parties.

哈尔滨中强能源科技有限公司
  HARBIN ZHONGQIANG POWER-TECH CO., LTD.

http://www.zqpt.com           Tel: (0451)53118471               Fax: (0451)53116419

Four copies of the agreement, both parties have the same efficiency of each two copies.

Harbin Zhongqiang Power-tech Co., Ltd	Shenzhen Zhongqiang New Energy Science
& Technology Co., Ltd

/s/ Zhiguo Fu	/s/ Changhe Wang

Legal Representative	Legal Representative

12/20/10	12/20/10